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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We consent to the inclusion in this registration statement on Form S-4 of our report dated February 26, 1999 on our audits of the financial statements of Mediconsult.com, Inc. We also consent to the references to our firm under the caption "Experts".



                                             PricewaterhouseCoopers

November 19, 1999